UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2019

MeiraGTx Holdings plc

(Exact name of registrant as specified in its charter)

Cayman Islands	001-38520	Not applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

430 East 29th Street, 10th Floor

New York, NY 10016

(Address of principal executive offices) (Zip code)

(646) 490-2965

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On January 29, 2019, MeiraGTx Limited and MeiraGTx UK II Limited, subsidiaries of MeiraGTx Holdings plc (the “Company”), amended and restated the following agreements: (i) the License Agreement, dated February 4, 2015, as amended, between Athena Vision Ltd. and UCL Business, Plc (“UCLB”); (ii) the License Agreement, dated July 28, 2017, as amended, between MeiraGTx UK II Limited and UCL Business, Plc; and (iii) the License Agreement, dated March 15, 2018, among MeiraGTx Limited, MeiraGTx UK II Limited and UCL Business Plc to establish new stand-alone license agreements for the following inherited retinal disease programs: (a) achromatopsia (“ACHM”) caused by mutations in CNGB3; (b) ACHM caused by mutations in CNGA3; (c) X-linked retinitis pigmentosa (“XLRP”); and (d) RPE65-mediated IRD.

The Company’s obligation to pay UCLB a share of certain sublicensing revenues, as was provided under the February 4, 2015 agreement, has been removed from each of the stand-alone agreements. Each of the stand-alone agreements now reflects terms substantially similar to those of the March 15, 2018 agreement as publicly filed and the material terms of which have been previously disclosed.

Additionally, the new stand-alone agreement related to CNGB3 provides for the Company to pay UCLB an upfront payment of £1,500,000 and issue £1,500,000 of the Company’s ordinary shares.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 4, 2019

MEIRAGTX HOLDINGS PLC

By:	/s/ Richard Giroux
Name:	Richard Giroux
Title:	Chief Operating Officer

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